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                                                                Exhibit (10)(b)


                                                                August 30, 2000



Mitchell Hutchins Asset Management Inc.
1285 Avenue of the Americas
New York, New York 10019

       Re: PaineWebber RMA New Jersey Municipal Money Fund, a series of the
           PaineWebber Municipal Money Market Series  (the "New Jersey Fund")

           We hereby consent to the filing of this consent as an exhibit to the registration statement on Form N-1A for the New Jersey Fund filed as of the date hereof (the "Registration Statement") and to the use of our name as counsel to the New Jersey Fund in the Registration Statement and the Prospectus for the New Jersey Fund. As you know, we are not licensed to practice law in the State of New Jersey. Our counsel is based solely on review of the law and publicly available materials of the State of New Jersey.

                                      Very truly yours,


                                      /s/ Orrick, Herrington & Sutcliffe, LLP
                                          -------------------------------------
                                          Orrick, Herrington & Sutcliffe, LLP